JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
RINO INTERNATIONAL CORPORATION (PREVIOUSLY JADE MOUNTAIN CORPORATION)

We hereby consent to the incorporation by reference in this Registration Statement of RINO International Corporation on Amendment No. 1 on Form S-3 dated November 6, 2009 of our report dated January 23, 2008 to the consolidated financial statements of RINO International Corporation and its subsidiaries for the fiscal year ended December 31, 2007, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the related consolidated balance sheets, consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the year then ended.

We also consent to the reference to our firm under the caption “Experts” included in this Registration Statement.

/s/ JIMMY C.H. CHEUNG & CO.
Certified Public Accountants
Hong Kong
November 6, 2009

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Telephone : (852) 25295500 Fax: (852) 21277660 Email : jimmy.cheung@jchcheungco.hk Website : http://www.jchcheungco.hk	Kreston International A global association of independent accountants and business advisors